Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Park Sterling Corporation
We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-172016) of Park Sterling Corporation of our report dated March 31, 2011 with respect to the consolidated financial statements of Park Sterling Corporation and subsidiary, which report appears in the December 31, 2010 Annual Report on Form 10-K of Park Sterling Corporation.
/s/ Dixon Hughes PLLC
Charlotte, North Carolina
March 31, 2011